SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

CRYO-CELL International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3165 McMullen Booth Road, Bldg. B, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 450-8000

Not applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On February 17, 2004, the Company settled its lawsuit against CRYO-CELL Europe, N.V., now known as Life Sciences Group, NV (“CCEU”), and its affiliate CRYO-CELL Switzerland AG, now known as Life Sciences AG (collectively, “Life Sciences”), which was pending in the Circuit Court of the Sixth Judicial District in the State of Florida. The lawsuit related to an exclusive license under which Life Sciences had rights to market the Company’s U-Cord™ program in Europe and certain other rights in Europe. The Company had sought to recover money damages, unpaid royalty payments due under a license agreement with the Company, and other relief, and Life Sciences had asserted a counterclaim against the Company for damages and rescission of the license agreement. As a result of the settlement, the claims and counterclaim in the lawsuit will be dismissed with prejudice. Previously, in September 2003, the Company and CCEU had reached a settlement of the issues in the Company’s legal proceedings against Life Sciences in the Netherlands, whereby Life Sciences agreed to stop using “CRYO-CELL” in its name and the names of its affiliates, and to transfer its related internet domain names to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(Registrant)

Date: February 25, 2004	By:	/s/ Jill M. Taymans
	Name:	Jill M. Taymans
	Title:	Vice President, Finance